UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): December 19, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Tucson Electric Power Company Credit Agreement

As previously disclosed, on August 11, 2006, Tucson Electric Power Company (“TEP”) amended and restated its existing credit agreement with Union Bank of California, N.A., as administrative agent, lead arranger and lender, and a group of lenders (the “TEP Credit Agreement”). The TEP Credit Agreement had previously included a $60 million revolving credit facility and a $341 million letter of credit facility to support $329 aggregate principal amount of tax-exempt variable rate bonds. As amended, the TEP Credit Agreement included a $150 million revolving credit facility and a $341 million letter of credit facility. However, until the increase in the amount of the revolving credit facility was approved by the Arizona Corporation Commission (the “ACC”), TEP was not permitted to have more than $60 million of revolving credit loans outstanding.

The TEP Credit Agreement provides that it expires on the later of (i) May 4, 2010, and (ii) upon the receipt of authorization of the ACC to extend the term of the TEP Credit Agreement, August 11, 2011. The TEP Credit Agreement was secured by $401 million of mortgage bonds issued under TEP’s Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, as supplemented (the “1992 Mortgage”), to The Bank of New York, as successor trustee. Following ACC approval to increase the size of the revolving credit facility and extend the term of the agreement, and as a condition to the increase in the amount of the revolving credit facility, TEP would be required to deliver a new series of mortgage bonds issued under the 1992 Mortgage in the amount of $491 million in substitution for the existing mortgage bonds.

On December 8, 2006, the ACC issued an order authorizing the increase in the amount of the revolving credit facility to $150 million and the extension of the term of the TEP Credit Agreement.

On December 19, 2006, by delivery of $491 million of mortgage bonds to the Administrative Agent in substitution for the existing mortgage bonds, TEP satisfied the conditions in the TEP Credit Agreement and increased the amount available under the revolving credit facility to $150 million. The TEP Credit Agreement now expires on August 11, 2011.

TEP expects that the borrowings will be made from time to time under the revolving credit facility for working capital purposes.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously described, UniSource Energy Corporation and TEP have change in control agreements with certain officers. The agreements are in effect until March 3, 2010 and provide for the payment of severance benefits in the event that, following a change of control, the officer’s employment is terminated (with certain exceptions) or if the officer terminates employment because of a reduction of responsibility, compensation or for certain other stated reasons.

On December 20, 2006, the change in control agreement of James S. Pignatelli, Chairman, President and Chief Executive Officer, was voluntarily terminated by Mr. Pignatelli.

On December 22, 2006, the change in control agreement of Dennis R. Nelson, Senior Vice President, Utility Services, was voluntarily terminated by Mr. Nelson and TEP entered into an employment agreement with Mr. Nelson which terminates upon Mr. Nelson’s retirement on June 1, 2007.

The employment agreement provides that TEP shall pay Mr. Nelson a fixed salary of not less than his current annual salary of $295,000, subject to periodic review and increase by the board of directors, and for Mr. Nelson’s continued participation in TEP’s compensation and employee benefit plans. The agreement provides that Mr. Nelson’s employment may be terminated by TEP for cause, disability or death. In the event that TEP terminates Mr. Nelson’s employment for other reasons or if Mr. Nelson terminates his employment following a material reduction of his responsibilities or compensation or certain other specified events, TEP will pay Mr. Nelson a severance payment of any annual target bonus owing but unpaid for 2006, $300,000 less the amount paid in respect of the 2006 target bonus and a prorated annual target bonus for the year of the termination.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Supplemental Indenture No. 7, dated as of December 1, 2006, between Tucson Electric Power Company and The Bank of New York, as trustee.
Exhibit 10.1	Employment Agreement, dated December 22, 2006, between Tucson Electric Power Company and Dennis R. Nelson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2006	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer
Date: December 22, 2006	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer